UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2016

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2016, the Board of Directors (the “Board”) of Motorcar Parts of America, Inc. (the “Registrant”) adopted and approved, effective immediately, an amendment to the Amended and Restated By-Laws of the Registrant (the “By-law Amendment”) that implemented a majority voting standard for the election of directors in uncontested elections.  The new majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee.  In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

In connection with the Bylaw Amendment, the Registrant also adopted a director election and resignation policy (the “Policy”).  The Policy requires an incumbent director, in order to be nominated by the Board for re-election as a director, to tender an irrevocable resignation effective upon (1) the failure to receive the required number of votes for re-election and (2) the Board’s acceptance of the director’s resignation.  The Nominating and Corporate Governance Committee of the Board will assess the appropriateness of such nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to such tendered resignation.  The Policy requires that the Registrant promptly disclose the decision of the Board with respect to the tendered resignation in a filing with the Securities and Exchange Commission of a current report on Form 8-K.

The foregoing description of the amendment to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, as amended, that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Motorcar Parts of America, Inc., as amended on February 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: February 10, 2016	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Motorcar Parts of America, Inc., as amended on February 4, 2016.